Exhibit 99.1

June 1, 2022	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES COMPLETES ACQUISITION OF TRISTATE CAPITAL HOLDINGS, INC.

ST. PETERSBURG, Fla. – Raymond James Financial (NYSE: RJF) announced today that it has completed the previously announced acquisition of TriState Capital Holdings, Inc.

“The strategic and cultural fit between Raymond James and TriState has been continually reinforced as our teams have worked toward this point over the last few months,” said Raymond James Chair and CEO Paul Reilly. “Our collective focus on client-first values and a long-term horizon are unique and a true differentiator for our firms. I’m thrilled to officially welcome TriState Capital to the Raymond James family and look forward to continue growing together.”

“We at TriState Capital are as excited about our future as we have ever been, and we are excited about our opportunity to partner with Raymond James who truly values what we have built and what we have left to achieve,” said TriState Capital Executive Chairman and founder Jim Getz. “Remaining as a separately-chartered bank, TriState Capital Bank will continue serving our clients with premier private banking, commercial lending and treasury management solutions. Chartwell Investment Partners will complement and benefit from the resources offered by Carillon Tower Advisers.”

As a result of the acquisition, each share of TriState Capital common stock was converted into the right to receive $6.00 in cash and 0.25 shares of Raymond James common stock, which represents per share consideration of $30.62 based on the closing price of Raymond James common stock on May 31, 2022. Shares of TriState Capital ceased trading after the closing of the NASDAQ stock market on May 31, 2022.

In addition, each share of TriState Capital’s Series C Perpetual Non-Cumulative Convertible Non-Voting Preferred Stock was converted into the right to receive $30 per share of the TriState Capital common stock into which such Series C preferred stock was convertible.

Further, each share of TriState Capital’s 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock and each share of TriState Capital’s 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock was converted, respectively, into the right to receive one share of a newly created series A and series B preferred stock of Raymond James. Each outstanding TriState Capital depositary share representing a 1/40th interest in a share of the applicable series of TriState Capital preferred stock was converted into a Raymond James depositary share representing a 1/40th interest in a share of the applicable newly created series of Raymond James preferred stock (NYSE: RJF PrA and RJF PrB).

For more information on the transaction, please refer to the announcement press release.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,700 financial advisors. Total client assets are $1.18 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Statements included in this communication, which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements about the benefits of the acquisition of TriState Capital by Raymond James, including future financial and operating results (including the anticipated effect of the transaction on Raymond James’s earnings), Raymond James’s plans post-transaction, objectives, expectations and intentions, and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “scheduled,” “plans,” “intends,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Raymond James to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: (1) the risk that the cost savings and any revenue synergies from the transaction may not be fully realized or may take longer than anticipated to be realized; (2) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; (3) the amount of the costs, fees, expenses and charges related to the transaction; (4) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the transaction; (5) the dilution caused by Raymond James’s issuance of additional shares of its common stock in the transaction; (6) general competitive, economic, political and market conditions, and (7) other factors that may affect future results of Raymond James, including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation and legislative and regulatory actions and reforms. Additional factors which could affect future results of Raymond James can be found in Raymond James’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with the SEC and available on the SEC’s website at http://www.sec.gov and in other documents Raymond James has filed with the SEC, including its registration statement on Form S-4 (reg. no. 333-261647) and filings related to that registration statement. Raymond James disclaims any obligation and does not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.